Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is dated for reference purposes September 5, 2008, and is by and between BENAROYA CAPITAL COMPANY, L.L.C., a Washington limited liability company (“Lender”), and TULLY’S COFFEE CORPORATION, a Washington corporation (“Borrower”).

RECITALS

A. Borrower has previously executed that certain Secured Promissory Note dated April 26, 2007, in favor of Lender in the original principal amount of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), as amended by that certain Amendment to Secured Promissory Note and Security Agreement dated July 12, 2007 (collectively herein call the “Note”). The Note evidences a loan from Lender to Borrower in the amount of up to TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) plus accrued interest (the “Loan”). To secure repayment of the Note, Borrower executed and delivered to Lender that certain Security Agreement dated April 26, 2007, also as amended by that certain Amendment to Secured Promissory Note and Security Agreement dated July 12, 2007 (collectively, the “Security Agreement”). A UCC-1 Financing Statement was filed with the Washington State Department of Licensing, UCC Division, on April 27, 2007 under File No. 2007-117-1708-6 (the “Financing Statement”). The Note, the Security Agreement and the Financing Statement are herein called the “Loan Documents”. All words beginning with a capital letter in this Agreement that are defined in the Loan Documents shall have the same meaning in this Agreement as in the Loan Documents.

B. The Maturity Date of the Note is August 31, 2008, and Borrower has requested that Lender forbear from commencing collection efforts after the Maturity Date, to which request Lender has agreed upon the terms and conditions set forth below.

C. Tom T. O’Keefe (“O’Keefe”) has guaranteed repayment of the Note pursuant to that certain Guaranty Agreement dated as of April 25, 2007, as amended by that certain Amendment to Guaranty Agreement dated as of July 12, 2007 (collectively, the “O’Keefe Guaranty”). Mary Kay McCaw (“McCaw” and together with O’Keefe herein called the “Guarantors”) has guaranteed repayment of a portion of the Note pursuant to that certain Guaranty Agreement dated as of July 12, 2007 (the “McCaw Guaranty” and together with the O’Keefe Guaranty herein called the “Guaranties”).

AGREEMENT

NOW, THEREFORE, In consideration of the foregoing recitals and the covenants set forth below the parties hereby agree as follows:

1. Subject to the terms and conditions of this Agreement, Lender agrees to forbear from taking any action to foreclose on the Security Agreement, bring action to collect on the Notes, or take other action to realize on any security for the Loan or to otherwise effect remedies permitted to be taken by Lender.

2. Nothing in this Agreement shall prohibit Lender from:

a. executing, publishing, filing or otherwise delivering to any person or other entity including, without limitation, any governmental office or agency any notice to secure, perfect, renew or otherwise evidence or establish any security interest of Lender in or to the property securing repayment of the Note;

b. the defense of any claim, action or proceeding brought against Lender which in any manner arises out of or in connection with the Loan or any security given for the Loan; or

c. exercising its rights under the Warrant or the New Warrant.

3. Each of the following shall be a condition to the obligation of Lender to forebear in accordance with Section 1 above (the “Conditions”):

a. Except for the failure to pay the Note on the Maturity Date, there are no defaults of any of Borrower’s obligations under the Loan Documents or of Guarantors’ obligations under the Guaranties;

b. No claim, litigation or other proceeding is made or instituted against Lender by any person or other entity which disputes the indebtedness evidenced by the Note, asserts any offset against said indebtedness, or any claim against Lender arising out of or in connection with said indebtedness;

c. No bankruptcy proceeding or other federal or state proceeding is commenced by any party that has the purpose or effect of seeking a moratorium against, or reorganization of, or liquidation of, the assets or liabilities of Borrower or the Guarantors;

d. No lien or other encumbrance, whether voluntary or involuntary, arises to affect title to the Collateral;

e. There is no breach by Borrower of this Agreement; and

f. Within ten (10) days after mutual execution of this Agreement Borrower shall have paid all of Lender’s costs and fees incurred in connection with the preparation, negotiation and execution of this Agreement.

If any one or more of the foregoing Conditions occurs at any time, the obligations of Lender to forbear hereunder shall immediately terminate and Lender shall have no further obligations pursuant to Section 1 above. Borrower shall immediately notify Lender in writing if it becomes aware of the occurrence of any of the foregoing Conditions.

4. As a material inducement to cause Lender to enter into this Agreement, Borrower hereby agrees that if any of the foregoing Conditions occur and if either (a) the same result from the affirmative act of Borrower, or (b) Borrower fails to immediately notify Lender of the existence of the same upon learning of the occurrence of such Condition, then any and all amounts expended or incurred by Lender as a result of such Condition, and any and all loss, damage and expense to Lender as a result of such Condition, whether or not foreseeable, shall be an additional obligation of Borrower. All amounts so expended or incurred in connection with the same by Lender shall be due and payable by Borrower to Lender on demand, together with interest as described below. All such obligations shall be evidenced by this Agreement, and all sums expended or incurred by Lender shall bear interest from when expended or incurred until repaid in full by Borrower, at the same rate as if they were evidenced by the Note. Further, all such obligations shall constitute Indebtedness for purposes of the Guaranties, subject to the limitations set forth in the applicable McCaw Guaranty and O’Keefe Guaranty.

5. The obligation of Lender pursuant to Section 1 of this Agreement to forbear (subject to the provisions of Section 2 and subsection 3 of this Agreement) shall terminate on the earliest to occur of: (a) written notice to Borrower and to Guarantors from Lender that Lender has terminated its forbearance obligations; or (b) the occurrence of any of the Conditions set forth in Section 3 of this Agreement. Such termination shall not release or relieve Borrower from any obligation pursuant to this Agreement that arose prior to such termination, including, without limitation, any and all loss, damage, cost and expense to Lender as a result of or arising out of any breach of any representation and warranty given to Lender pursuant to this Agreement.

6. Borrower represents and warrants to Lender that:

a. Neither the execution and delivery of this Agreement, nor the performance of Borrower’s obligations under it, will conflict with, or result in a breach of, any agreement or instrument to which Borrower is a party or by which Borrower is bound;

b. No consent of any person or other entity is required to Borrower’s execution, delivery and performance of this Agreement;

c. Borrower is duly formed and validly existing under the laws of the state of its existence;

d. Borrower owns fee title to the Collateral and there are no matters affecting title to the Collateral or Improvements other than as set forth in the Security Agreement;

e. The most recent financial statements and all statements of operating expense and income pertaining to the Borrower and to the Collateral previously delivered to Lender by Borrower are true, accurate and complete; and

f. As of August 31, 2008, the outstanding balance of the Loan is Eight Million Seven Hundred Seventeen Thousand One Hundred Twenty Four and 68/100 Dollars ($8,717,124.68) and Borrower is not entitled to any further draws of principal.

7. The Loan Documents are hereby confirmed by Borrower and Guarantors as being in full force and effect. The Guaranties are hereby confirmed by Guarantors as being in full force and effect. As of the date of this Agreement, Borrower does not have nor is Borrower aware of any defenses or offsets to its obligations under the Loan Documents and Borrower acknowledges and agrees that Lender has performed all of its obligations to Borrower under the Loan Documents to the date of this Agreement. As of the date of this Agreement, neither of the Guarantors has nor is aware of any defenses or offsets to their obligations under their respective Guaranties and the Guarantors acknowledge and agree that Lender has performed all of its obligations to Borrower under the Loan Documents to the date of this Agreement. Borrower, as a material inducement to cause Lender to enter into this Agreement, hereby waives any and all defenses it may now or hereafter have under the Loan. Borrower acknowledges that Lender’s execution of this Agreement constitutes a material modification of the Loan and that the same supplies adequate consideration for the foregoing waivers. The foregoing waivers shall survive any termination of this Agreement.

8. O’Keefe hereby (a) consents to this Agreement and all terms thereof, (b) reaffirms his liability as guarantor pursuant to the O’Keefe Guaranty, (c) expressly waives and reaffirms his waiver of any and all rights, defenses and benefits otherwise available to him, and (d) confirms that the O’Keefe Guaranty remains in full force and effect now and after August 31, 2008.

9. McCaw hereby (a) consents to this Agreement and all terms thereof, (b) reaffirms her liability as guarantor pursuant to the McCaw Guaranty, (c) expressly waives and reaffirms her waiver of any and all rights, defenses and benefits otherwise available to her, and (d) confirms that the McCaw Guaranty remains in full force and effect now and after August 31, 2008.

10. BORROWER AND GUARANTORS HEREBY CONFIRM THAT THERE ARE NO LOANS, LOAN COMMITMENTS OR ALLEGED LOAN COMMITMENTS, VERBAL OR WRITTEN, MADE OR CLAIMED TO HAVE BEEN MADE BY LENDER TO BORROWER WITH RESPECT TO THE PROPERTY, EXCEPT AS SET FORTH IN THE LOAN DOCUMENTS AND THIS AGREEMENT. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

11. Miscellaneous.

a. This Agreement is the sole agreement between Lender and Borrower pertaining to any obligation of Lender to forbear in the exercise of its remedies to enforce and collect the Loan. Borrower is not relying on any representations of any kind in making this Agreement and acknowledges that Lender may terminate the forbearance set forth in Section 1 at any time.

b. Borrower acknowledges that it has had advice of counsel of its own choosing before executing this Agreement, that it fully understands this Agreement and all of its provisions including, without limitation, the waivers set forth in this Agreement, and freely and voluntarily has executed this Agreement and intends to be bound by it.

c. Notwithstanding this Agreement, any existing Event of Default shall permit Lender to effect all rights and remedies pursuant to the Loan Documents from and after termination of Lender’s obligation to forbear pursuant to Section 5 of this Agreement;

d. This Agreement is made solely for the benefit of Borrower and Lender and, except as to assignees of Lender’s interest in the Loan, may not be relied upon by any other persons or entity;

e. Any notice that a party is required or may desire to give to the other shall be in writing and may be sent by personal delivery or by overnight courier addressed as set forth in the Loan Documents or the Guaranties.

f. This Agreement may be modified or amended only by an agreement in writing signed by Borrower and Lender. This Agreement shall be governed by the laws of the state of Washington. This Agreement shall be interpreted as if mutually drafted and negotiated by Borrower and Lender. Time is of the essence of this Agreement. If any provision of this Agreement is determined to be unenforceable, the other provisions of this Agreement shall continue in full force and effect. This Agreement shall be enforceable on the heirs, successors and assigns of Borrower and Lender.

g. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each party (i) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other parties will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy. As used herein, the term “telecopied signature” shall include any signature sent via email or in portable document format (“pdf”).

[Signatures of the Parties Appear on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first set forth above.

BORROWER:

TULLY’S COFFEE CORPORATION

By:
Name:	Carl W. Pennington
Title:	President

LENDER:

BENAROYA CAPITAL COMPANY, L.L.C.

By:
Name:	Larry R. Benaroya
Title:	Manager

GUARANTORS:

Tom T. O’Keefe	Mary Kay McCaw